NEWS RELEASE	EXHIBIT 99.1

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-9623

Contact:	OR
Andrew D. Demott, Jr., CFO		Hala Elsherbini, Halliburton Investor Relations
(727) 803-7135		(972) 458-8000

For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS OPERATING RESULTS FOR 2014

●	Net Sales Increase 29.5% with 18.2% Organic Growth
●	Net Income Increases over 90%
●	Earnings per share (Diluted) Increases 78.3%

SEMINOLE, Fla. - February 26, 2015 – Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, image apparel and accessories, today announced its fourth quarter and year-end operating results for 2014.

The Company announced that for the year ended December 31, 2014, net sales increased 29.5% to $196.2 million, compared to 2013 net sales of $151.5 million. Net income for the year ended December 31, 2014 was $11.3 million, or $0.82 per share (diluted), compared to $5.9 million, or $0.46 per share (diluted), reported for the year ended December 31, 2013.

Net income for the fourth quarter ended December 31, 2014 was $2.9 million, or $0.20 per share (diluted), compared to net income of $1.7 million or $0.13 per share (diluted) reported for the fourth quarter ended December 31, 2013.

Michael Benstock, chief executive officer, commented: “We are very pleased to report that we had a very strong finish to a transformational year for our company. We reported phenomenal results, including two record quarters, and strengthened our business model. Net sales increased 29.5% in 2014 and, while the inclusion of HPI’s operating results for the full year in 2014 versus only six months in 2013 contributed $17.1 million, or 11.3% of this growth, organic growth in both of our operating segments contributed 18.2% of growth. HPI and the balance of our Uniforms and Related Products segment made significant inroads in taking additional market share in 2014. Additionally, we’ve made significant progress on our long-term growth strategies in place at both operating segments. Our diverse business segments offer services for which there is a growing demand. We maintain a strong competitive position from a cost efficient platform and are able to generate solid margins with potential for upside leverage.

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“Favorable market and economic trends are driving forward momentum. While we don’t provide specific guidance, we currently expect our uniform segment will exceed our organic growth rate of approximately 6 percent per year, which represents our historical growth rate for the last several years prior to the HPI acquisition. Our Remote Staffing Solutions vertical should continue to post significant growth at the same dollar levels generated in the past few years. Overall, on a consolidated basis, we expect average organic growth in excess of 8 percent per year over the next three to five years. Additionally, we are aggressively seeking acquisitions with high-growth potential.

“We have evolved while maintaining the same entrepreneurial spirit our 95-year heritage was built upon. Our management team and entire workforce are highly motivated to reach the next level of growth and drive optimum results, strengthen the company’s enterprise value, and create long-term value for our shareholders.”

About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is an award-winning provider of uniform programs, image apparel and promotional products. We provide these products as well as a wide range of value-added services to major corporations and healthcare facilities nationwide. We are leaders in innovative product and program design, global manufacturing and state-of-the-art distribution. Our customers rely on us to provide their employees and customers with an extraordinary experience which helps them to better communicate their brand identity. We provide uniforms for the healthcare, retail, food service, private security, transportation, and hospitality marketplaces.

Superior Uniform Group’s commitment to service, quality, value, innovation and social responsibility, combined with our financial strength and global resources enable us to meet and exceed our customers’ diverse needs. We sell our products through our signature brands, Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company of The Office Gurus®, our Business Process Outsourcing and Call Center vertical.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

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Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures for 2014 and 2013 are as follows:

Superior Uniform Group, Inc. and Subsidiaries

Consolidated Statements of Income

	Three Months Ended December 31,
	(Unaudited)
	2014	2013
Net sales	$49,701,000	$45,473,000

Costs and expenses:
Cost of goods sold	32,459,000	30,446,000
Selling and administrative expenses	12,494,000	12,397,000
Interest expense	132,000	85,000
	45,085,000	42,928,000

Income before taxes on income	4,616,000	2,545,000
Income tax expense	1,760,000	870,000

Net income	$2,856,000	$1,675,000

Per Share Data:

Basic:
Net income	$0.21	$0.13
Diluted:
Net income	$0.20	$0.13

Cash dividends per common share	$0.075	$0.068

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Superior Uniform Group, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31,

	2014	2013
Net sales	$196,249,000	$151,496,000

Costs and expenses:
Cost of goods sold	127,512,000	98,938,000
Selling and administrative expenses	50,724,000	43,873,000
Interest expense	484,000	195,000
	178,720,000	143,006,000

Income before taxes on income	17,529,000	8,490,000
Income tax expense	6,180,000	2,640,000

Net income	$11,349,000	$5,850,000

Per Share Data:
Basic:
Net income	$0.85	$0.47
Diluted:
Net income	$0.82	$0.46

Cash dividends per common share	$0.285	$0.068

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Superior Uniform Group, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31,

	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,586,000	$5,316,000
Accounts receivable, less allowance for doubtful accounts of $680,000 and $560,000, respectively	27,956,000	22,735,000
Accounts receivable - other	4,135,000	4,133,000
Inventories	58,282,000	49,486,000
Prepaid expenses and other current assets	4,497,000	6,012,000
TOTAL CURRENT ASSETS	99,456,000	87,682,000
PROPERTY, PLANT AND EQUIPMENT, NET	16,285,000	13,160,000
OTHER INTANGIBLE ASSETS, NET	16,288,000	18,353,000
GOODWILL	4,135,000	4,135,000
DEFERRED INCOME TAXES	3,636,000	2,009,000
OTHER ASSETS	137,000	155,000
	$139,937,000	$125,494,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$9,706,000	$8,363,000
Other current liabilities	8,995,000	7,768,000
Current portion of long-term debt	2,375,000	1,750,000
Current portion of acquisition-related contingent liability	1,189,000	-
TOTAL CURRENT LIABILITIES	22,265,000	17,881,000
LONG-TERM DEBT	22,660,000	24,500,000
LONG-TERM PENSION LIABILITY	8,084,000	3,617,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITY	5,745,000	6,806,000
OTHER LONG-TERM LIABILITIES	580,000	625,000
DEFERRED INCOME TAXES	191,000	130,000
COMMITMENTS AND CONTINGENCIES
TOTAL SHAREHOLDERS' EQUITY	80,412,000	71,935,000
	$139,937,000	$125,494,000

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Superior Uniform Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$11,349,000	$5,850,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,839,000	2,582,000
Provision for bad debts - accounts receivable	197,000	161,000
Share-based compensation expense	1,404,000	788,000
Deferred income tax provision (benefit)	1,000	(249,000)
Gain on sale of property, plant and equipment	(91,000)	(12,000)
Accretion of acquisition-related contingent liability	128,000	63,000
Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(5,418,000)	(1,569,000)
Accounts receivable - other	(2,000)	(1,138,000)
Inventories	(8,796,000)	134,000
Prepaid expenses and other current assets	1,515,000	(2,122,000)
Other assets	18,000	27,000
Accounts payable	1,343,000	1,734,000
Other current liabilities	1,180,000	1,781,000
Long-term pension liability	216,000	482,000
Other long-term liabilities	(45,000)	(111,000)
Net cash provided by operating activities	6,838,000	8,401,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,936,000)	(1,631,000)
Proceeds from disposals of property, plant and equipment	128,000	14,000
Purchase of business	-	(32,483,000)
Net cash used in investing activities	(4,808,000)	(34,100,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	55,117,000	44,740,000
Repayment of long-term debt	(56,332,000)	(18,490,000)
Payment of cash dividends	(3,663,000)	(874,000)
Proceeds received on exercise of stock options	1,855,000	2,216,000
Excess tax benefit from exercise of stock options and SARs	263,000	31,000
Common stock reacquired and retired	-	(162,000)
Net cash (used in) provided by financing activities	(2,760,000)	27,461,000

Net (decrease) increase in cash and cash equivalents	(730,000)	1,762,000
Cash and cash equivalents balance, beginning of year	5,316,000	3,554,000
Cash and cash equivalents balance, end of year	$4,586,000	$5,316,000

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